Exhibit 10.3

DIGITAL REALTY TRUST, INC.
5707 SOUTHWEST PARKWAY
BUILDING 1, SUITE 275
AUSTIN, TX 78735

September 7, 2022

Andrew P. Power

c/o Digital Realty Trust, Inc.

150 California Street, 4th Floor
San Francisco, CA 94111

Re:	AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Dear Andy:

This letter amendment (the “Amendment”) to that certain amended and restated employment letter agreement (the “Agreement”), dated as of June 18, 2019, by and between you and Digital Realty Trust, Inc. (“REIT”), Digital Realty Trust, L.P. and DLR LLC (“Employer”, and together with the REIT, the “Company”), is made and entered into as of the date first set forth above (the “Amendment Effective Date”). Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

1.	Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“TERM. Subject to the provisions for earlier termination hereinafter provided, your employment hereunder shall be for a term (the “Term”) commencing on the Effective Date and ending on January 1, 2022 (the “Initial Termination Date”). If not previously terminated, the Term shall automatically be extended for one additional year on the Initial Termination Date and on each anniversary thereof unless either you or the Company elect not to so extend the Term by notifying the other party, in writing, of such election not less than sixty (60) days prior to the expiration of the then-current Term.”

2.	The first and second sentences of Section 2 of the Agreement are hereby amended and restated in their entirety as follows:

“POSITION, DUTIES AND RESPONSIBILITIES. During the Term, the Company will employ you, and you agree to be employed by the Company, as President and Chief Financial Officer of the REIT and the Employer. In the capacity of President and Chief Financial Officer, you will have such duties and responsibilities as are normally associated with such positions and will devote your full business time and attention to serving the Company in such positions.

Exhibit 10.3

4.	The first sentence of Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

“During the Term, the Company will pay you a base salary of $650,000 per year, less payroll deductions and all required withholdings, payable in accordance with the Company’s payroll practices and prorated for any partial month of employment.”

5.	Section 17 of the Agreement is hereby amended and restated in its entirety as follows:

“GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws and venue of the state in which you are then employed or were last employed by the Company, without regard to conflicts of laws principles thereof.”

Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings ascribed thereto in the Agreement. Effective as of the Amendment Effective Date, all references to the term “Agreement” shall mean the Agreement, as amended by this Amendment.

[Signature Page Follows]

Exhibit 10.3

Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this Agreement in the space provided below for your signature and returning it to Cindy Fiedelman. Please retain one fully-executed original for your files.

Sincerely,

Digital Realty Trust, Inc., a Maryland corporation By:/s/ Cindy Fiedelman Name:Cindy Fiedelman Title: Chief Human Resources Officer

DLR LLC,

a Maryland limited liability company

By:Digital Realty Trust, L.P.

Its:Managing Member

By:Digital Realty Trust, Inc.

Its:General Partner

By:/s/ Cindy Fiedelman

Name: Cindy Fiedelman

Title: Chief Human Resources Officer

Digital Realty Trust, L.P.,

a Maryland limited partnership

By:Digital Realty Trust, Inc.

Its:General Partner

By:/s/ Cindy Fiedelman

Name:Cindy Fiedelman

Title: Chief Human Resources Officer

Accepted and Agreed,

By:/s/ Andrew P. Power

Andrew P. Power